Exhibit (11)(b)

                               CONSENT OF COUNSEL

     We consent to the reference to our Firm under the heading "Counsel and Independent Registered Public Accounting Firm" in the Registration Statement on Form N-14 of Daily Income Fund as filed with the Securities and Exchange Commission on or about September 10, 2009.

PAUL, HASTINGS, JANOFSKY & WALKER LLP


New York, New York
September 10, 2009